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                                                                    EXHIBIT 99.6


                        CONSENT OF NOMINEE FOR DIRECTOR


     The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Xpedior Incorporated Registration Statement on Form S-1 that the undersigned has been elected and appointed as a director of Xpedior Incorporated effective upon completion of the offering of common stock as contemplated in the Registration Statement.

Dated: December 7, 1999


                                                      /s/ MARC J. SHAPIRO
                                              --------------------------------
                                                          Marc J. Shapiro